Exhibit 10.5

WAIVER AND CONSENT

This WAIVER AND CONSENT (this “Waiver and Consent”) is made and entered into as of November 20, 2023 by and between Marizyme, Inc., a Nevada corporation (the “Company”) and __________, an entity/individual (the “Investor”).

WHEREAS, in connection with that certain Unit Purchase Agreement, dated as of November 20, 2023, by and between the Company and the Investor (the “Purchase Agreement”), the Investor will hold (i) that certain 15% Original Issue Discount Unsecured Subordinated Convertible Promissory Note (the “OID Convertible Note”) of the Company, executed on or around November 20, 2023, in the principal amount of $__________ for a subscription equal to $__________, convertible into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at an initial price per share of $0.10, the form of which is attached hereto as Exhibit A; (ii) that certain Class E Common Stock Purchase Warrant of the Company, dated as of November 20, 2023 (No. __), which shall be exercisable to purchase __________ shares of Common Stock at an initial price per share of $0.10, the form of which is attached hereto as Exhibit B (the “Class E Warrant”); and (iii) that certain Class F Common Stock Purchase Warrant of the Company, dated as of November 20, 2023 (No. __), which shall be exercisable to purchase __________shares of Common Stock at an initial price per share of $0.20, the form of which is attached hereto as Exhibit C (the “Class F Warrant” and together with the “Class E Warrant”, the “Class E and Class F Warrants”; the Class E and Class F Warrants, together with the OID Convertible Note, collectively referred to as the “Securities”).

WHEREAS, pursuant to the Purchase Agreement and that certain Registration Rights Agreement, dated as of November 20, 2023, by and between the Company and the Investor (the “Registration Rights Agreement”), each of the OID Convertible Note and the Class E and Class F Warrants provides for, or may be subject to, certain rights regarding the registration of the offer and resale of shares of Common Stock under the Securities Act of 1933, as amended, including under the Registration Rights Agreement, Section 2.3 and Section 3 of the Class E and Class F Warrants, and Section 5(a) of the OID Convertible Note (the “Registration Rights”), respectively;

WHEREAS, the Company has requested that the Investor waive and consent to the deferral of all obligations of the Company relating to the Registration Rights so as to allow the Company sufficient time to meet its obligations under or with respect to the Securities;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions; Transaction Documents. This Waiver and Consent shall constitute a waiver and a consent, as applicable, for all purposes of the Class E and Class F Warrants, including Section 16 of the Class E and Class F Warrants, for all purposes of the OID Convertible Note, including Section 11 of the OID Convertible Note, and for all purposes of the Registration Rights Agreement, including Section 6(f) of the Registration Rights Agreement.

2. Waiver of Registration Rights and Consent Thereto. The Investor hereby waives and consents to the waiver of all obligations of the Company relating to the Registration Rights and agrees that such waiver shall apply until a date and time that the Company shall determine in its sole discretion that it may provide for such Registration Rights. Until such date and time as provided for in the first sentence of this section, any requirements relating to the Registration Rights are hereby waived in their entirety, and the Investor hereby consents to such waiver. Until such date and time as provided for in the first sentence of this section, the Investor agrees that any penalty provisions with respect to the Registration Rights that would have otherwise applied to the Company shall be waived in their entirety. The Investor waives any right to exercise, enforce, or attempt to exercise or enforce the Registration Rights, and the Investor consents to the foregoing.

3. Conditions to Effectiveness of Waiver and Consent. This Waiver and Consent shall become effective upon receipt by the Company and the Investor of counterpart signatures to this Waiver and Consent duly executed and delivered by the Company and the Investor.

4. No Implied Waiver or Consent . Except as expressly set forth in this Waiver and Consent, this Waiver and Consent shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Investor under any of the Securities, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in any of the Securities, all of which shall continue in full force and effect. Nothing in this Waiver and Consent shall be construed to imply any willingness on the part of the Investor to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of any of the Securities.

5. Counterparts. This Waiver and Consent may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page of this Waiver and Consent by e-mail (e.g., “pdf” or “tiff”) or fax transmission shall be effective as delivery of a manually executed counterpart of this Waiver and Consent.

6. Governing Law. THIS WAIVER AND CONSENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEVADA APPLICABLE TO CONTRACTS MADE AND TO BE PREPARED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

7. Binding Agreement. This Waiver and Consent shall inure to the benefit of and be binding upon each of the parties and each of their respective successors and assigns.

8. Headings. The headings in this Waiver and Consent are for reference only and do not affect the interpretation of this Waiver and Consent.

9. Complete Agreement. This Waiver and Consent constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Consent to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

MARIZYME, INC.

By:	/s/ David Barthel
Name:	David Barthel
Title:	Chief Executive Officer

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By:
Name:
Title:

Exhibit A

Form of OID Convertible Note

(Separately attached)

Exhibit B

Form of Class E Common Stock Purchase Warrant

(Separately attached)

Exhibit C

Form of Class F Common Stock Purchase Warrant

(Separately attached)